As filed with the Securities and Exchange Commission on December 21, 2016

Registration No. 333-215115

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

THE KEYW HOLDING CORPORATION

and certain subsidiaries identified in the “Table of Additional Registrants” below

(Exact name of registrant as specified in its charter)

Maryland	27-1594952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7740 Milestone Parkway, Suite 400

Hanover, MD 21076

443-733-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Weber

President and Chief Executive Officer

The KeyW Holding Corporation

7740 Milestone Parkway, Suite 400

Hanover, MD 21076

443-733-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Jonathan F. Wolcott, Esq. Holland & Knight LLP 1650 Tysons Boulevard, Suite 1700 Tysons, VA 22102 703-720-8600	Philip Luci, Jr., Esq. General Counsel The KeyW Holding Corporation 7740 Milestone Parkway, Suite 400 Hanover, MD 21076

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect 100% owned subsidiaries of the registrant may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is c/o The KeyW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, MD 21076, telephone number: 443-733-1600.

Name of Co-Registrant	Jurisdiction of Organization	I.R.S. Employer Identification No.
The KeyW Corporation	Maryland	26-2620786
Aeroptic, LLC	Massachusetts	20-8789874
GeoVantage, Inc.	Delaware	04-3445394
Hexis Cyber Solutions, Inc.	Maryland	06-1643722
SenSage, Inc.	California	94-3384824

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-215115) of The KeyW Holding Corporation and the above listed Co-Registrants is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses (other than underwriting discounts and commissions) to be incurred in connection with the distribution of the securities being registered hereby are as follows:

SEC Registration Fee	$20,282.50
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Indenture Trustees’ Fees and Expenses		(1)
Printing, Engraving and Mailing Expenses		(1)
Rating Agency Fees		(1)
Miscellaneous		(1)
Total		$(1)

(1) Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, these fees cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland General Corporation Law. The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. The MGCL also requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. In addition, the MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding made or threatened to be made by reason of their service to the corporation.

Charter and Bylaws. Our Charter and Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses to present and former officers and directors in advance of final disposition of a proceeding made or threatened to be made by reason of such officer’s or director’s service to KeyW.

Insurance. We maintain directors and officers liability insurance, which covers the directors and officers of The KeyW Holding Corporation and each of its direct and indirect subsidiaries against certain claims or liabilities arising out of the performance of their duties.

Item 16. Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index below and incorporated herein by reference.

Item 17. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(B) Paragraphs (a)(l)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 21st day of December, 2016.

THE KEYW HOLDING CORPORATION

/s/ Michael J. Alber
Michael J. Alber
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*		December 21, 2016
William J. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Alber		December 21, 2016
Michael J. Alber	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*		December 21, 2016
Deborah A. Bonanni	Director

*		December 21, 2016
William I. Campbell	Director

*		December 21, 2016
Shephard Hill	Director

*		December 21, 2016
Chris Inglis	Director

*		December 21, 2016
Kenneth A. Minihan	Director

*		December 21, 2016
Arthur L. Money	Director

*		December 21, 2016
Caroline S. Pisano	Director

*		December 21, 2016
Mark W. Sopp	Director

*By: /s/ Michael J. Alber

Michael J. Alber

Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 21st day of December, 2016.

THE KEYW CORPORATION

/s/ Michael J. Alber
Michael J. Alber
Treasurer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*		December 21, 2016
William J. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Alber		December 21, 2016
Michael J. Alber	Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*		December 21, 2016
Kimberly J. DeChello	Secretary, Chief Administrative Officer and Director

*By: /s/ Michael J. Alber

Michael J. Alber

Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 21st day of December, 2016.

AEROPTIC, LLC

/s/ Michael J. Alber
Michael J. Alber
Manager

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*		December 21, 2016
William J. Weber	President, Chief Executive Officer, Manager (Principal Executive Officer)

/s/ Michael J. Alber		December 21, 2016
Michael J. Alber	Manager (Principal Financial and Accounting Officer)

*		December 21, 2016
Mark A. Willard	Manager

*By: /s/ Michael J. Alber

Michael J. Alber

Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 21st day of December, 2016.

GEOVANTAGE, INC.

/s/ Michael J. Alber
Michael J. Alber
Treasurer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*		December 21, 2016
William J. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Alber		December 21, 2016
Michael J. Alber	Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*		December 21, 2016
Kimberly J. DeChello	Secretary, Chief Administrative Officer and Director

*By: /s/ Michael J. Alber

Michael J. Alber

Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 21st day of December, 2016.

HEXIS CYBER SOLUTIONS, INC.

/s/ Michael J. Alber
Michael J. Alber
Treasurer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*		December 21, 2016
William J. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Alber		December 21, 2016
Michael J. Alber	Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*		December 21, 2016
Kimberly J. DeChello	Secretary, Chief Administrative Officer and Director

*By: /s/ Michael J. Alber

Michael J. Alber

Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 21st day of December, 2016.

SENSAGE, INC.

/s/ Michael J. Alber
Michael J. Alber
Treasurer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*		December 21, 2016
William J. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael J. Alber		December 21, 2016
Michael J. Alber	Treasurer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*		December 21, 2016
Kimberly J. DeChello	Secretary, Chief Administrative Officer and Director
*By: /s/ Michael J. Alber Michael J. Alber Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Form of Agency Agreement	*
1.2	Form of Underwriting Agreement(s)	*
3.1	Articles of Amendment and Restatement	(1)
3.2	Certificate of Correction of Articles of Amendment and Restatement	(2)
3.3	Amended and Restated Bylaws of the Company	(1)
3.4	Articles of Amendment and Restatement of The KeyW Corporation	XX
3.5	Bylaws of The KeyW Corporation	XX
3.6	Certificate of Organization of Aeroptic, LLC	XX
3.7	First Amended and Restated Operating Agreement of Aeroptic, LLC	XX
3.8	Amended and Restated Certificate of Incorporation of Geovantage, Inc.	XX
3.9	Amended and Restated Bylaws of Geovantage, Inc.	XX
3.10	Amended and Restated Articles of Incorporation of Hexis Cyber Solutions, Inc.	XX
3.11	Amended and Restated Bylaws of Hexis Cyber Solutions, Inc.	XX
3.12	Articles of Incorporation of SenSage, Inc.	XX
3.13	Amended and Restated Bylaws of Sensage, Inc.	XX
4.1	Specimen of Common Stock Certificate	(3)
4.2	Indenture, dated July 21, 2014, between the Company and Wilmington Trust, National Association, as trustee.	(4)
4.3	First Supplemental Indenture, dated July 21, 2014, between the Company and Wilmington Trust, National Association, as trustee.	(5)
4.4	Form of 2.50% Convertible Senior Note due 2019 (incorporated by reference to Exhibit 4.3 hereto)	(5)
4.5	Form of Subordinated Debt Securities Indenture	(6)
4.6	Form of Debt Security	*
4.7	Form of Preferred Stock Certificate	*
4.8	Form of Warrant Agreement	*
4.9	Form of Unit Agreement	*
5.1	Opinion of Holland & Knight LLP	X
12.1	Statement regarding computation of ratio of earnings to fixed charges	X
23.1	Consent of Grant Thornton LLP	X
23.2	Consent of Holland & Knight LLP	**
24.1	Power of Attorney	***
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended	*

X	Previously filed.
XX	Filed herewith.
*	To be filed, if necessary, by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
**	Included in Exhibit 5.1.
***	Included on signature pages filed herewith.
(1)	Incorporated by reference to Exhibits 3.1 and 3.2 to Registrant’s Annual Report on Form 10-K, filed March 29, 2011, File No. 001-34891.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed July 15, 2014, File No. 001-34891.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, filed September 30, 2010, File No. 333-16768.
(4)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 21, 2014, File No. 001-34891.
(5)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed July 21, 2014, File No. 001-34891.
(6)	Incorporated by reference to Exhibit 4.5 to Registrant’s Registration Statement on Form S-3, as amended, filed April 23, 2014, File No. 333-195458.